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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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ENDOCARDIAL SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ENDOCARDIAL SOLUTIONS, INC.
1350 Energy Lane, Suite 110
St. Paul, Minnesota 55108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 15, 2001

TO THE STOCKHOLDERS OF ENDOCARDIAL SOLUTIONS, INC.:

    Notice is hereby given that the Annual Meeting of Stockholders of Endocardial Solutions, Inc. (the "Company") will be held on Tuesday, May 15, 2001 at 9:00 a.m., local time, at the Minneapolis Hilton Towers located at 1001 Marquette Avenue, Minneapolis, Minnesota, for the following purposes:

  (1)
  To elect two directors to serve for three-year terms or until their respective successors are elected and qualify;

  (2)
  To approve an amendment to the Company's 1993 Long-Term Incentive and Stock Option Plan to increase the number of shares authorized for issuance under the plan; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only holders of record of the Company's Common Stock as of the close of business on March 30, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                      By Order of the Board of Directors,

                      James W. Bullock
                      Secretary

April 12, 2001

ENDOCARDIAL SOLUTIONS, INC.
1350 Energy Lane, Suite 110
St. Paul, Minnesota 55108

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 15, 2001

    This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Endocardial Solutions, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 15, 2001 at 9:00 a.m., local time, at the Minneapolis Hilton Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company's Annual Report to Stockholders commencing on or about April 12, 2001.

    Only stockholders of record of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at the close of business on March 30, 2001 will be entitled to vote at the Annual Meeting. As of that date, a total of 14,809,361 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

    Shares of the Company's Common Stock represented by proxies in the accompanying form, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner directed by the stockholder. If no direction is given, a signed proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, and FOR the amendment of the Company's 1993 Long-Term Incentive and Stock Option Plan. A stockholder may revoke a proxy at any time prior to its exercise by giving to an officer of the Company a written notice of revocation of the proxy's authority, by submitting a duly elected proxy bearing a later date or by delivering a written revocation at the Annual Meeting.

    If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

    The Company did not receive written notice of any stockholder proposal prior to February 22, 2001 as required by the Company's Bylaws, and as of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting of Stockholders mailed together with this Proxy Statement. If any other matters are properly brought before the Annual

Meeting, the persons named in the enclosed form of proxy will vote on such matters in accordance with their best judgment. The enclosed proxy card confers discretionary authority to vote with respect to matters not properly presented by a stockholder in accordance with the Company's Bylaws.

PROPOSAL ONE: ELECTION OF DIRECTORS

    The Board of Directors of the Company is composed of six members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Graydon E. Beatty and James W. Bullock are directors in the class whose term expires at the Annual Meeting. The Board of Directors has nominated Mr. Beatty and Mr. Bullock for election to the Board of Directors at the Annual Meeting for terms of three years, and each has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. Robert G. Hauser, M.D. and Warren Watson serve in the class whose term expires in 2002. James E. Daverman and Richard D. Randall serve in the class whose term expires in 2003. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director.

    The persons named as proxies in the enclosed form of proxy will vote the proxies received by them FOR the election of Messrs. Beatty and Bullock unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

    Information concerning the incumbent directors is set forth below.

Graydon E. Beatty (Nominee with new term expiring in 2004)	Graydon E. Beatty, 44 years old, is a founder of the Company and has been Chief Technical Officer of the Company since May 1995 and a Director since August 1992. Since the Company's inception in May 1992, Mr. Beatty has served in several technical and management positions. In addition, from May 1992 until December 1993, Mr. Beatty served as a consultant with GMN Consulting, an engineering consulting firm, and as a consulting engineer of AngeMed, a division of Angeion Corp., a cardiovascular device company, from February 1992 to September 1992. Mr. Beatty was Senior Development Engineer of Bio-Medical Design Group, Inc., an electrophysiology system developer, from December 1991 to May 1992. From 1989 to December 1991, Mr. Beatty served as Principal Research Engineer at Cardiac Pacemakers, Inc., a cardiovascular device company.

James W. Bullock (Nominee with new term expiring in 2004)
James W. Bullock, 44 years old, has been President, Chief Executive Officer and a Director of the Company since May 1994. In addition, Mr. Bullock served as the Chief Financial Officer of the Company from May 1994 until May 1996. From April 1992 until joining the Company, Mr. Bullock served as President and Chief Operating Officer of Stuart Medical, Inc., a cardiac monitoring start-up company. From April 1990 to April 1992, Mr. Bullock served as Vice President of Sales and Marketing of the Stackhouse Division of Bird Medical Technologies, a medical device company. From 1978 to 1990, Mr. Bullock served in a variety of marketing and sales management positions, most recently as Vice President of Sales, for the Pharmaseal Division of Baxter International Inc., a medical products company. Mr. Bullock serves as a director of Appriva Medical, a manufacturer of medical devices.
Robert G. Hauser, M.D. (Term expires in 2002)
Robert G. Hauser, M.D., 61 years old, has been a Director of the Company since October 1995. Dr. Hauser has been a cardiologist at the Minneapolis Heart Institute since September 1992, and has served as Executive Director since July 1994 and President since February 1997. Dr. Hauser served as President of the Cardiovascular Services Division of Abbott Northwestern Hospital from May 1995 until November 1996. From 1988 to July 1992, Dr. Hauser served as President and Chief Executive Officer of Cardiac Pacemakers, Inc., a cardiovascular device company.
Warren S. Watson (Term expires in 2002)
Warren S. Watson, 48 years old, was named a Director of the Company in April 2000, at which time he was elected by the Board of Directors to fill the vacancy left by the resignation of Steven La Porte. Mr. Watson has been the Vice President and General Manager of Medtronic's EP Systems business since January 2000. Prior to his position with EP Systems, Mr. Watson was the Vice President and General Manager of Medtronic's Functional Stimulation Neurological business from May 1998 to January 2000. Mr. Watson has also held the position of Vice President and General Manager of the Cardiac Pacing Leads business at Medtronic. In 1987, Mr. Watson was the Vice President of Marketing for Medtronic's Tachyarrhythmia business. Mr. Watson currently serves as a director of Citizen's Independent Bank of St. Louis Park.
James E. Daverman (Term expires in 2003)
James E. Daverman, 51 years old, has been a Director of the Company since July 1994. Mr. Daverman has served as a Managing General Partner and is a founder of Marquette Venture Partners, a venture capital investment firm, since January 1987. Mr. Daverman is a director of CollaGenex Pharmaceuticals, Inc., a pharmaceutical company, and numerous private companies.

Richard D. Randall (Term expires in 2003)
Richard D. Randall, 49 years old, has been a Director of the Company since February 2000, at which time he was elected by the Board of Directors to fill the vacancy left by the resignation of Ronald Kase. Mr. Randall currently serves as President and Chief Executive Officer of Insumed Inc., a medical device incubator. Mr. Randall served as President and Chief Executive Officer of Innovasive Devices Inc. from 1994 to 2000. Prior to joining Innovasive Devices, he was President and Chief Executive Officer, Chairman and then Director of Target Therapeutics from 1989 to 1996. Mr. Randall currently serves as a director of Conceptus Inc. and Urologix Inc., and several other private medical device companies.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. BEATTY AND MR. BULLOCK AS DIRECTORS OF THE COMPANY.

Meetings and Committees of the Board of Directors

    During the 2000 fiscal year, the Board of Directors held four meetings. With the exception of Mr. Beatty, each director holding office during the fiscal year attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and committees of the Board on which he served. The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. The Company does not have a Nominating Committee.

    The Board of Directors has an Audit Committee comprised of Messrs. Daverman and Watson and Dr. Hauser. The Audit Committee reviews the scope, results and costs of the audit with the Company's independent accountants, reviews the Company's significant accounting policies and internal controls and reports the results of its review to the full Board of Directors and to management. A report of the Audit Committee is included within this Proxy Statement. The Audit Committee held four meetings during the fiscal year.

    The Board of Directors has a Compensation Committee comprised of Messrs. Daverman and Randall. Steven LaPorte served on the Compensation Committee until his resignation from the Board of Directors in May, 2000. The Compensation Committee makes recommendations concerning executive salaries and incentive compensation for employees of the Company, subject to ratification by the full Board of Directors, and administers the Company's stock option plans. A report of the Compensation Committee on executive compensation is included within this Proxy Statement. The Compensation Committee held two meetings during the fiscal year.

Compensation of Directors

    Each director is reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. Non-employee directors are eligible to participate in the Company's Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for an automatic grant of nonqualified stock options to purchase 10,000 shares of Common Stock to nonemployee directors of the Company on the date such individuals become directors of the Company (the "Initial Grant"), and an option to purchase 5,000 shares of Common Stock on each subsequent annual stockholder meeting date, subject to certain limitations. Options granted in connection with the Initial Grant vest and become exercisable as to one-third of such shares on the date of such Initial Grant and one-third at each of the next two anniversary dates thereafter if the holder remains a director on such dates. Options granted on the date of each subsequent annual meeting of stockholders become exercisable six months subsequent to the date of grant. Directors who are also employees of the Company are not separately compensated for any services provided as a director.

EXECUTIVE COMPENSATION

Executive Officers

    The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors. Set forth below are the names, ages and positions of the executive officers and certain key personnel of the Company.

Name	Age	Position
James W. Bullock	44	President, Chief Executive Officer and Director
Michael D. Dale	41	Vice President, Sales and Marketing
Frank J. Callaghan	47	Vice President, Research and Development
Richard J. Omilanowicz	48	Vice President, Manufacturing and Operations
Graydon E. Beatty	44	Chief Technical Officer and Director

    Information concerning the business experience of Messrs. Bullock and Beatty is provided in "Proposal One: Election of Directors." Set forth below is a description of the background of the other executive officers.

    Michael D. Dale has been Vice President of Sales and Marketing since March 2000. Mr. Dale joined the Company in December 1998 as Vice President Worldwide Sales. From October 1996 until joining the Company, Mr. Dale was Vice President of Global Sales for Cyberonics, Inc., a medical device company, and additionally as managing director of Cyberonics Europe, S.A. From July 1988 until October 1996, Mr. Dale served in several capacities at St. Jude Medical, Inc., most recently as the Business Unit Director for St. Jude Medical Europe.

    Frank J. Callaghan has been Vice President of Research and Development of the Company since November 1995. From 1987 until joining the Company, Mr. Callaghan served as a Director of Research and Development at Telectronics Pacing Systems, Inc., a manufacturer of cardiac rhythm management devices. From 1983 to 1987 Mr. Callaghan served in several capacities, including Manager, Systems Technology, at Cordis Corporation, a manufacturer of angiographic and implantable devices.

    Richard J. Omilanowicz has been Vice President of Manufacturing and Operations of the Company since November 1994. From May 1993 until joining the Company, Mr. Omilanowicz served as General Manager of McKechnie Plastic Components, a custom injection molding company. From 1980 to May 1993, Mr. Omilanowicz served in several capacities at the Pharmaseal Division of Baxter International Inc., most recently as Director of Research, Development and Engineering.

Compensation Committee Report On Executive Compensation

    The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Compensation Committee also is responsible for the administration of the Company's 1993 Long-Term Incentive and Stock Option Plan (the "Stock Option Plan"). The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in fiscal year 2000.

    General Compensation Policy.  The Company is committed to attracting, hiring and retaining an experienced management team that can successfully develop and manufacture the Company's products, penetrate target markets and develop new products. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and long-term stockholder interest, as well as the officers' personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon Company performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) bonus payments contingent upon specific corporate and individual milestones; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    Base Salary.  The base salary is established as a result of the Compensation Committee's analysis of each executive officer's individual performance during the prior year, the overall performance of the Company during the prior year and historical compensation levels within the executive officer group. The Compensation Committee believes executive salaries must be sufficient to attract and retain key individuals. Salaries are also based on experience level and are intended to be competitive with median salaries paid to comparable executives in similar positions at other medical device companies of comparable size.

    Bonus Awards for Fiscal 2000.  In conjunction with the 2000 bonus pool, the Compensation Committee established certain performance objectives, including corporate goals, which, when met, would result in bonus payments to employees, including executive officers. In early 2001, the Committee approved bonuses for executive officers and employees for recognition of established objectives.

    Long-Term Incentive Compensation.  Long-term incentives are provided through grants of stock options. The grants are designed to align the interest of each executive officer with those of the stockholders and provide each individual with an incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Stock options are generally granted to executive officers at the time they are elected. In determining the number of shares subject to stock option grants, the Committee takes into consideration the job responsibilities, experience and contributions of the individual as well as the recommendations of the Chief Executive Officer. The options vest in monthly installments over a period of four years and are exercisable beginning after six months of employment or six months after the date of grant. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a ten year period of time.

    CEO Compensation.  The Compensation Committee's determination of the Chief Executive Officer's salary, bonus and stock option grants follow the policies set forth above for all executive compensation. The Committee seeks to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size, and a bonus contingent upon specific corporate objectives. In addition, a significant percentage of the total compensation package is contingent upon the Company's performance and stock price appreciation.

    During 2000, Mr. Bullock received a bonus of $54,331 based upon the accomplishment of specific milestones. This bonus award reflected the Compensation Committee's judgment as to Mr. Bullock's individual performance and the overall performance of the Company.

    Compliance with Internal Revenue Code Section 162(m).  As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Committee believes that options granted under the Stock Option Plan will meet the requirements for qualifying as performance-based.

    Section 162(m) of the Code did not affect the deductibility of compensation paid to the Company's executive officers in 2000 and is not anticipated to affect the deductibility of such compensation expected to be paid in 2001. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

                      RICHARD D. RANDALL
                      JAMES E. DAVERMAN
                      The Members of the Compensation Committee
                      of the Board of Directors

Compensation Committee Interlocks and Insider Participation

    The members of the Compensation Committee during 2000 included Richard D. Randall and James E. Daverman. Steven LaPorte served on the Compensation Committee until his resignation from the Board of Directors in May 2000. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

Summary Compensation Table

    The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during each of the last three fiscal years by the Company's Chief Executive Officer and the other four most highly compensated executive officers whose salary and bonus earned in 2000 exceeded $100,000.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
	Fiscal Year			Securities Underlying Options(#)(1)	All Other Compensation
Name and Principal Position		Salary	Bonus
James W. Bullock, President and Chief Executive Officer and Director	2000 1999 1998	$259,387 230,384 190,000	$54,331 65,673 43,130	— 75,000 75,000		— — —
Michael D. Dale(2) Vice President, Sales and Marketing	2000 1999 1998	$187,115 175,000 —	$41,125 15,000 —	35,000 75,000 —	$	— 138,631 —	(3)
Frank J. Callaghan, Vice President, Research and Development	2000 1999 1998	$151,480 144,523 140,830	$34,216 17,180 18,844	— 10,000 15,000		— — —
Richard J. Omilanowicz, Vice President, Manufacturing and Operations	2000 1999 1998	$152,936 145,653 140,000	$34,545 20,180 8,844	— 10,000 —		— — —
Graydon E. Beatty, Chief Technical Officer and Director	2000 1999 1998	$139,038 133,076 122,115	$31,725 10,875 12,370	— — 15,000		— — —

(1)
Represents options granted pursuant to the Stock Option Plan.

(2)
Mr. Dale joined the Company in December 1998.

(3)
Represents reimbursement of relocation expenses.

Employment Contracts and Change in Control Agreements

    The Company's executive officers are employed on an at-will basis and, except as provided below, none of the Company's executive officers has a written employment agreement. Pursuant to an Employment and Noncompetition Agreement dated November 3, 2000 (the "Employment Agreement"), in addition to payment of full base salary and benefits earned through date of termination, Mr. Bullock will continue to receive his base salary for a period of up to 18 months until he accepts a position of comparable employment, plus a pro rata portion of any bonus to which he is entitled at his date of termination, as severance pay if he is terminated without "cause," as defined in the Employment Agreement. Mr. Dale is subject to a similar Employment Agreement, providing for salary continuation payments for up to 12 months if terminated without cause.

    Under circumstances following a "change in control," if Mr. Bullock is terminated without "cause" or voluntary terminates his employment for "good reason," as defined in a Change In Control Agreement dated November 3, 2000, during the first 12 months following a change in control, Mr. Bullock will be entitled to receive a cash payment equal to 18 times his monthly base salary. Similar severance arrangements for the Company's other executive officers, under circumstances following a change in control, have been established, with cash payments equal to 12 times their monthly base salary.

    As described below in footnote (1) to the table entitled "Option Grants in Fiscal Year 2000," the exercisability of options granted to the names executive officers is accelerated in the event of a "change in control" involving the Company.

Stock Options

    The following table summarizes stock options granted to the executive officers named in the Summary Compensation Table above during the Company's fiscal year ended December 31, 2000.

Option Grants in Fiscal Year 2000

Individual Grants(1)
		% of Total Options Granted to Employees in Fiscal Year(2)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Number of Securities Underlying Options Granted
			Exercise Price Per Share(3)	Expiration Date
Name					5%	10%
James W. Bullock	—	—	—	—	—	—
Michael D. Dale	35,000	22.5%	$7.25	03/01/10	$159,582	$404,412
Frank J. Callaghan	—	—	—	—	—	—
Richard J. Omilanowicz	—	—	—	—	—	—
Graydon E. Beatty	—	—	—	—	—	—

(1)
Each option represents the right to purchase one share of Common Stock. The options shown in this column are all incentive stock options granted pursuant to the Stock Option Plan. The options vest in monthly installments over a period of four years and are exercisable beginning after six months of employment or six months after the date of grant. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a ten year period of time. To the extent not already exercisable, the options generally become exercisable in the event of a change of control of the Company.

(2)
In 2000, the Company granted employees options to purchase an aggregate of 155,747 shares of Common Stock.

(3)
The exercise price may be paid in cash, by check or by money order.

(4)
The compounding assumes a ten year exercise period for all options grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

    The following table sets forth certain information concerning options to purchase Common Stock exercised by the executive officers named in the Summary Compensation Table above during fiscal year 2000 and the number and value of unexercised stock options held by such officers as of December 31, 2000.

Aggregated Option Exercises in Last Fiscal Year and Value of Options Held at December 31, 2000

			Number of Unexercised Options Held at December 31, 2000		Value of Unexercised In-the-Money Options Held at December 31, 2000(1)
	Shares Acquired on Exercise
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James W. Bullock	—	—	376,145	83,855	$563,780	$-0-
Michael D. Dale	—	—	41,770	68,230	-0-	-0-
Frank J. Callaghan	—	—	79,999	15,001	136,150	-0-
Richard J. Omilanowicz	15,000	$40,845	63,197	8,803	103,659	-0-
Graydon E. Beatty	—	—	34,062	5,938	71,575	-0-

(1)
"Value" has been determined based on the difference between the last sale price of the Company's Common Stock as reported by the Nasdaq National Market System on December 29, 2000 ($3.063) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total returns for the Company's Common Stock, the Nasdaq Stock Market Index and the Standard & Poor's Health Care Index, assuming the investment of $100 in the Common Stock and each index on March 19, 1997 (the date the Common Stock began trading) and the reinvestment of dividends, if any.

	3/19/97	12/31/97	12/31/98	12/31/99	12/31/00
Endocardial Solutions, Inc.	$100	$113	$111	$97	$34
Nasdaq Stock Market Index	100	121	171	317	191
Standard & Poor's Health Care Index	100	128	184	169	230

CERTAIN TRANSACTIONS

    In February 1999, the Company entered into a $7,000,000 note agreement with Medtronic. Under the agreement, the Company received $3,500,000 in February 1999 and $3,500,000 in January 2000, bearing interest at 8% per annum. Any borrowings under the note were due on the earlier of the following: (i) the closing of any financing from which the Company receives net proceeds of at least $20,000,000; (ii) a change of control; or (iii) February 2, 2001. The loan has been repaid in full by the Company. Medtronic also received a warrant to purchase shares of the Company's common stock. The number of shares Medtronic could purchase was based upon the amount outstanding under the note agreement, plus any accrued interest, divided by the exercise price, which as of the note agreement date was $10.08. The warrant could be exercised only immediately before a change of control in the Company if there remained an amount outstanding under the note agreement, or upon an event of default by the Company. The warrant expired upon repayment of the loan proceeds.

    Medtronic currently owns 1,736,510 shares of Common Stock of the Company, which represents approximately 11.7% of the Company's outstanding Common Stock, as well as warrants which are currently exercisable for an additional 447,554 shares. Mr. Watson, a Director of the Company, is Vice President and General Manager of Medtronic's EP Systems business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with, except that a statement of change of beneficial ownership on Form 4 was not timely filed by Mr. Omilanowicz to reflect the exercise of an option to purchase 15,000 shares in December 2000, but such exercise was subsequently reported.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 30, 2001 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" above and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares
Medtronic Asset Management, Inc.(2) 7000 Central Avenue NE Minneapolis, MN 55432	2,184,064	14.3%
H&Q Healthcare Investors(3) 30 Rowes Wharf Boston, MA 02110	1,000,000	6.8
RS Investment Management Co. LLC(4) 388 Market Street San Francisco, CA 94111	896,700	6.1
Framlington Health Fund(5) c/o Brown Brothers Harriman 59 Wall Street New York, NY 10005	885,500	6.0
J.P. Morgan Chase & Co.(6) 270 Park Avenue New York, NY 10017	852,170	5.8
Marquette Venture Partners II, L.P.(7) 520 Lake Cook Road, Suite 450 Deerfield, IL 60015	767,363	5.2
James E. Daverman(8)	792,363	5.3
James W. Bullock(9)	401,145	2.6
Graydon E. Beatty(10)	237,937	1.6
Michael D. Dale(11)	195,520	1.3
Frank J. Callaghan(12)	84,583	*
Richard J. Omilanowicz(13)	80,958	*
Robert G. Hauser, M.D.(14)	52,000	*
Richard D. Randall(15)	6,667	*
Warren S. Watson(16)	6,667	*
All executive officers and directors as a group (9 persons)(17)	1,857,840	12.0

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of the date hereof ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2)
Includes 447,554 shares issuable pursuant to currently exercisable warrants.

(3)
On March 26, 2001, H&Q Healthcare Investors acquired 1,000,000 shares of Common Stock in a private placement of stock by the Company.

(4)
In a Schedule 13G dated as of February 8, 2001, RS Investment Management Co. LLC indicated that it is the beneficial owner of 896,700 shares of Common Stock, and that it shares voting and dispositive power with RS Investment Management, L.P.

(5)
On March 26, 2001, Framlington Health Fund aquired 600,000 shares of Common Stock in a private placement of stock by the Company. Framlington Health Fund had previously acquired 285,500 shares of Common Stock.

(6)
In a Schedule 13G dated as of February 9, 2001, J.P. Morgan Chase & Co. indicated that it is the beneficial owner of 852,170 shares of Common Stock with sole voting and dispositive power with respect to such shares.

(7)
In a Schedule 13G dated as of February 14, 2001, Marquette Venture Partners II, L.P. indicated that it is the beneficial owner of 767,363 shares of Common Stock, and that it shares voting and dispositive power with respect to such shares with Marquette General II, L.P., Redfish Partners, L.P., Bluefish Partners, L.P., James E. Daverman and Lloyd D. Ruth. Marquette General II, L.P. is the sole general partner of Marquette Venture Partners II, L.P. Redfish Partners, L.P. and Bluefish Partners, L.P. are the general partners of Marquette General II, L.P.

(8)
Includes 767,363 shares beneficially owned by Marquette Venture Partners II, L.P. with respect to which Mr. Daverman has voting and investment power. Mr. Daverman is a Managing General Partner of Marquette Venture Partners. Mr. Daverman disclaims beneficial ownership of these shares, except to the extent of his proportionate interest in Marquette Venture Partners II, L.P. Includes 25,000 shares issuable pursuant to Currently Exercisable Options.

(9)
Represents shares issuable pursuant to Currently Exercisable Options.

(10)
Includes 35,937 shares issuable pursuant to Currently Exercisable Options.

(11)
Includes 55,520 shares issuable pursuant to Currently Exercisable Options. Also includes 110,000 restricted shares acquired in January 2001 that are subject to a repurchase option in favor of the Company. Such restricted shares will be released from the repurchase option in equal monthly increments over a 36-month period.

(12)
Represents shares issuable pursuant to Currently Exercisable Options.

(13)
Includes 65,958 shares issuable pursuant to Currently Exercisable Options.

(14)
Includes 50,000 shares issuable pursuant to Currently Exercisable Options.

(15)
Includes 6,667 issuable pursuant to Currently Exercisable Options.

(16)
Includes 6,667 shares issuable pursuant to Currently Exercisable Options. Excludes shares beneficially owned by Medtronic Asset Management, Inc. Mr. Watson is Vice President and General Manager of Medtronic's EP Systems business. Mr. Watson has no voting or investment power over these shares and disclaims beneficial ownership of these shares.

(17)
See Notes 8 to 16 above.

PROPOSAL TWO: AMENDMENT OF THE
1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

    The Board of Directors has approved, subject to stockholder approval, an amendment to the Stock Option Plan to increase by 750,000 shares the number of shares of Common Stock available for issuance thereunder from 1,800,000 shares to 2,550,000 shares. In February 2001, the Compensation Committee approved option grants pertaining to an aggregate of 150,000 shares. As of March 31, 2001, the Company had remaining 3,137 shares available for option grants pursuant to the Stock Option Plan. The Board of Directors believes that the Stock Option Plan has been and continues to be an important incentive in attracting, retaining and motivating key employees. The Board also believes that industry practice makes it imperative for us to offer stock options as an incentive to attract and retain the most talented employees, and that it is appropriate to increase the number of shares available for option grants and other awards under the Stock Option Plan at this time. Approval of the proposed amendment to increase the number of authorized shares under the Stock Option Plan will assure that sufficient shares are available to enable the Compensation Committee to achieve the objectives of the Stock Option Plan to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum effort for the success of the business and to afford them an opportunity to acquire an interest in the Company through stock options.

    The Board of Directors may amend or discontinue the Stock Option Plan at any time. Subject to certain provisions of the Stock Option Plan, no amendment of the Stock Option Plan, however, shall without stockholder approval: (i) increase the maximum number of shares under the Stock Option Plan, (ii) decrease the minimum price, (iii) extend the maximum term, or (iv) modify the eligibility requirements for participation in the Stock Option Plan. The Board of Directors may not alter or impair any option or award previously granted under the Stock Option Plan without the consent of the holder of the option.

    Pursuant to the Stock Option Plan, executive officers, other full or part-time employees, consultants, directors (including directors who are not employees of the Company) or independent contractors of the Company may receive options to purchase Common Stock. The Stock Option Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options that do not qualify for such treatment. The exercise price of all ISOs granted under the Stock Option Plan must equal or exceed the fair market value of the Common Stock at the time of grant. Only full or part-time employees are eligible for the grant of ISOs. The Stock Option Plan also provides for grants of stock appreciation rights ("SARs"), restricted stock awards and performance awards. The Stock Option Plan is administered by the Compensation Committee.

    The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the Stock Option Plan. The grant of an option is not expected to result in any tax consequences for the recipient or the Company or any subsidiary employing such individual (the "employer"). The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercise of a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.

    The tax consequences of the grant of an SAR are generally governed by Section 83 of the Code. At the time an SAR is granted, an optionholder will not recognize any taxable income. At the time of exercise of an SAR the optionholder will recognize ordinary income equal to the cash or the fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but generally will qualify as a capital gain. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income upon the exercise of an SAR, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

    The tax consequences of restricted stock and performance awards (collectively hereinafter referred to as "deferred awards") also are governed by Section 83 of the Code. At the time a deferred award is granted, a recipient will not recognize any taxable income. At the time a deferred award matures, the recipient will recognize ordinary income equal to the cash or fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but will be treated as capital gain. Section 83(b) of the Code provides that a recipient of a restricted stock award may elect, not later than 30 days after the date the restricted stock award is originally made, to include as ordinary income the fair market value of the stock at that time. Any future appreciation in the fair market value of the stock will be capital gain. If the stock is subsequently forfeited under the terms of the restricted stock award, the recipient will not be allowed a tax deduction with respect to such forfeiture. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, a recipient recognizes ordinary income pursuant to a restricted stock award or performance award, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

    Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer's deduction may be determined as of such date.

    As of March 31, 2001, options to purchase an aggregate of 1,431,936 shares of Common Stock had been granted under the Stock Option Plan, including outstanding options granted to the executive officers named in the Summary Compensation Table above and as a group as follows: James W. Bullock (525,000); Michael D. Dale (110,000); Frank J. Callaghan (120,000); Richard J. Omilanowicz (97,000); Graydon E. Beatty (65,000); executive officers as a group (917,000). Future grants of options and awards to executive officers and other employees under the Stock Option Plan are not determinable.

    The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the amendment to the Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN.

AUDIT COMMITTEE REPORT

    The Audit Committee of the Company's Board of Directors is composed of the following nonemployee directors: James E. Daverman, Robert G. Hauser, M.D. and Warren S. Watson. All of the members of the Audit Committee meet the independence requirements of the applicable Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants.

    Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

    The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. The Audit Committee also considered whether the provision of nonaudit services during the last fiscal year was compatible with maintaining the independence of Ernst & Young LLP as the Company's independent auditors.

    Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                      JAMES E. DAVERMAN
                      ROBERT G. HAUSER, M.D.
                      WARREN S. WATSON
                      The Members of the Audit Committee
                      of the Board of Directors

INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 2001. Ernst & Young LLP has served as the Company's independent accountants since 1993 and has no relationship with the Company other than that arising from its employment as independent accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders.

    Audit Fees.  Audit fees billed to the Company by Ernst & Young LLP for review of the Company's financial statements for the fiscal year ended December 31, 2000 and the financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled $42,300.

    Financial Information Systems Design and Implementation Fees.  The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during 2000.

    All Other Fees.  Fees billed to the Company by Ernst & Young LLP for all other nonaudit services rendered to the Company during 2000 totaled $28,500.

SOLICITATION OF PROXIES

    The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company's stockholders.

PROPOSALS FOR THE 2002 ANNUAL MEETING

    In order to be eligible for inclusion in the Company's proxy solicitation materials for the 2002 Annual Meeting of Stockholders, any stockholder proposal to be considered at such meeting must be received at the Company's principal executive offices, 1350 Energy Lane, Suite 110, St. Paul, Minnesota 55108, no later than December 13, 2001. Pursuant to the Company's Bylaws, in order for business to be properly brought before the next annual meeting by a stockholder, the stockholder must give written notice of such stockholder's intent to bring a matter before the annual meeting no later than February 14, 2002. Each such notice should be sent to the Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

GENERAL

    The Company's Annual Report for the fiscal year ended December 31, 2000 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

    The information set forth in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation," "Performance Graph" and "Audit Committee Report" shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly so incorporates such information by reference, or (ii) "soliciting material" or to be "filed" with the SEC.

                      By Order of the Board of Directors,

                      James W. Bullock
                       Secretary

April 12, 2001

Exhibit A

ENDOCARDIAL SOLUTIONS, INC.
Charter of the Audit Committee of the Board of Directors
April 11, 2000

I. Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

  •
  Encourage adherence to, and continuous improvement of, the Company's policies, procedures, and practices at all levels.

  •
  Review areas of potential significant financial risk to the Company.

  •
  Monitor compliance with legal and regulatory requirements.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

    Audit Committee members shall meet the requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

    Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    The Committee shall meet at least once annually, or more frequently as circumstances dictate. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Chairman should develop the agenda in consultation with management, other committee members, and independent auditors. The agenda should be consistent with this charter. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

    The Committee shall report at least semi-annually, or as deemed necessary, to the full Board. In addition, summarized minutes from Committee meetings shall be distributed to each Board member prior to the subsequent Board of Directors meeting.

Audit Committee Responsibilities and Duties

  Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.
Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.
In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors with management's responses.

4.
Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

5.
The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.
Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

7.
On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8.
Review the independent auditors audit plan and engagement letter—discuss scope, staffing, locations, reliance upon management, and general audit approach.

9.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61. Statement of Auditing Standards (SAS) No. 61 requires that auditors discuss certain matters with audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

•
The auditor's responsibility under Generally Accepted Auditing Standards (GAAS);

•
Significant accounting policies;

  •
  Management judgments and accounting estimates;

  •
  Significant audit adjustments;

  •
  Other information in documents containing audited financial statements;

  •
  Disagreements with management—including accounting principles, scope of audit, disclosures;

  •
  Consultation with other accountants by management;

  •
  Major issues discussed with management prior to retention; and

  •
  Difficulties encountered in performing the audit.

10.
Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

•
Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements.

•
Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

•
Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

  Legal Compliance

11.
On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

12.
Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement. The SEC requires that the Audit Committee issue a report to shareholders stating whether they have:

•
Reviewed and discussed the audited financial statements with management;

•
Discussed with the independent auditors the matters required to be discussed by SAS 61; and

•
Received certain disclosures from the auditors regarding their independence as required by the ISB 1 and then include a statement if based on this review if the audit committee recommended to the Board to include the audited financial statements in the annual report filed with the SEC.

13.
Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

14.
Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

15.
Periodically perform self-assessment of audit committee performance.

•
Review, discuss and assess its own performance as well as the committee roles and responsibilities, seeking input from senior management, the full Board, and others if needed.

•
Review each member's contribution to the committee through the use of a self-assessment form, which is then evaluated by the chair of both the Audit Committee and the Board.

  •
  Discuss and address with either the internal auditors or the independent auditors any significant issues relative to overall Board responsibility that, in their judgment, have been communicated to management but have not been adequately resolved.

16.
Review financial and accounting personnel succession planning within the company.

17.
Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interests.

Appendix A

ENDOCARDIAL SOLUTIONS, INC.
AMENDED AND RESTATED
1993 LONG-TERM INCENTIVE
AND
STOCK OPTION PLAN
(AS AMENDED MAY 15, 2001)

    Section 1.  Purpose of Plan.

    Purpose.  This Plan shall be known as the "ENDOCARDIAL SOLUTIONS, INC. AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN" and is hereinafter referred to as the "Plan." The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of Endocardial Solutions, Inc., a Delaware corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards as provided herein. Options granted under this Plan may be either incentive stock options (Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or options that do not qualify as Incentive Stock Options. Awards granted under this Plan shall be SARs, restricted stock or performance awards as hereinafter described. With respect to outstanding Incentive Stock Options at the time of amendment of this Plan, such options shall continue to be governed by the terms of the Plan prior to this amendment.

    Section 2.  Stock Subject to Plan.

    Subject to the provisions of Section 15 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's authorized but unissued shares of Common Stock, $.01 par value (the "Common Shares"). Such shares shall be authorized but unissued shares. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares on which options may be exercised or other awards issued under this Plan shall be 2,550,000 shares. If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan.

    Section 3.  Administration of Plan.

      (a) The Plan shall be administered by the Board of Directors of the Company or a committee thereof. The members of any such committee shall be appointed by and serve at the pleasure of the Board of Directors. (The group administering the Plan shall hereinafter be referred to as the "Committee.")

      (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Shares covered by each option or award, (ii) to determine the employees to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Shares of the Company or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to amend or modify the terms of any option or award with the consent of the optionee, (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not

1

  be identical), including the designation of those options intended to be Incentive Stock Options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 16 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

      (c) The Committee shall select one of its members as its Chair and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determintations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option or award shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

    Section 4.  Eligibility and Grant.

      (a)  Eligibility.  Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations within the meaning of Section 424(f) of the Code (herein called "subsidiaries"). Full or part-time employees, officers, consultants, directors (including directors who are not employees of the Company) or independent contractors of the Company or one of its subsidiaries shall be eligible to receive options which do not qualify as Incentive Stock Options and awards. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant.

      (b)  Grant of Additional Options.  A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options that do not qualify as Incentive Stock Options. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

    Section 5.  Price.

    The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares at the date of grant of such option. The option price for options granted under the Plan that do not qualify as Incentive Stock Options and, if applicable, the price for all awards shall also be determined by the Committee. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Shares shall be as reasonably determined by the Committee. If on the date of grant of any option or award hereunder the Common Shares are not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

2

    Section 6.  Term.

    Each option and award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years form the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such option.

    Section 7.  Exercise of Option or Award.

      (a)  Exercisability.  The Committee shall have full and complete authority to determine whether an option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Committee may determine and specify in the option or award agreement.

      (b)  No Violation of State or Federal Laws.  The exercise of any option or award granted hereunder shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

      (c)  Method of Exercise.  An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for the Company's Common Shares already owned by the optionee or grantee having a fair market value as of the date of grant equal to the full purchase price of the shares, or (ii) by delivering the optionee's or grantee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereof, or (iii) a combination of cash, the optionee's or grantee promissory note and such shares. The fair market value of such tendered shares shall be determined as provided in Section 5 herein. The optionee's or grantee's promissory note shall be a full recourse liability of the optionee and may, at the discretion of the Committee, be secured by a pledge of the shares being purchased. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

    Section 8.  Stock Appreciation Rights.

      (a)  Grant.  At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a Stock Appreciation Right ("SAR") evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

      (b)  Exercise.  An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests is to be paid in cash and what portion, if any, is to be paid in Common Shares of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Shares of the Company, or any combination of cash and shares as the Committee may determine. Such

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  determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Shares on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Company's shares shall be determined as provided in Section 5 herein.

    Section 9.  Restricted Stock Awards.

    Awards of Common Shares subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

      (a)  Grant of Restricted Stock Awards.  Each restricted stock award made under the Plan shall be for such number of Common Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

      (b)  Delivery of Common Shares and Restrictions.  At the time of a restricted stock award, a certificate representing the number of Common Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Shares; (ii) none of the Common Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Shares shall be forfeited and all rights of the grantee to such Common Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Shares subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Shares.

      (c)  Termination of Restrictions.  At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Shares subject thereto, and a stock certificate for the appropriate number of Common Shares, free of the

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  restrictions and the restricted stock legend, shall be delivered to the grantee or his or her beneficiary or estate, as the case may be.

    Section 10.  Performance Awards.

    The Committee is further authorized to grant performance awards. Subject to the terms of this Plan and any applicable award agreement, a performance award granted under the Plan (i) may be denominated or payable in cash, Common Shares (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the performance awards, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, and the amount of any payment or transfer to be made by the grantee and by the Company under any performance award shall be determined by the Committee.

    Section 11.  Income Tax Withholding and Tax Bonuses.

      (a)  Withholding of Taxes.  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with Section 5 herein, equal to such taxes or (ii) delivering to the Company Common Shares other than the shares issuable upon exercise of such option or award with a fair market value, determined in accordance with Section 5, equal to such taxes.

      (b)  Tax Bonus.  The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionees or grantees to be paid upon their exercise of options or awards granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

    Section 12.  Additional Restrictions.

    The Committee shall have full and complete authority to determine whether all or any part of the Common Shares of the Company acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

    Section 13.  Ten Percent Shareholder Rule.

    Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be

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granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Shares of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

    Section 14.  Non-Transferability.

    No option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution. Except as otherwise provided in an option or award agreement, during the lifetime of an optionee or grantee, the option shall be exercisable only by such optionee or grantee.

    Section 15.  Dilution or Other Adjustments.

    If there shall be any change in the Common Shares through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

    Section 16.  Amendment or Discontinuance of Plan.

    The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 15 no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum price provided in Section 5 herein, (ii) extend the maximum term under Section 6, or (iv) modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option.

    Section 17.  Time of Granting.

    Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

    Section 18.  Effective Date and Termination of Plan.

      (a) The Plan was approved by the Board of Directors on May 5, 1993, and as amended on            , 1994 and the amendments shall be effective upon the approval by the shareholders of the Company (the "Effective Date").

      (b) Unless the Plan shall have been discontinued as provided in Section 15 hereof, the Plan shall terminate May 4, 2003. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.

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- Please detach here -

1. Election of directors:	01 Graydon E. Beatty	02 James W. Bullock	/ /	Vote FOR all nominees listed	/ /	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to amend the Endocardial Solutions, Inc. 1993 Long-Term Incentive and Stock Option Plan to increase the number of shares authorized for issuance under such plan.	/ / For	/ / Against	/ / Abstain
3.
In his discretion, the proxy is authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

Address Change? Mark Box / /
Indicate changes below:

Dated:	, 2001

Signature(s) in Box
(If there are co-owners both must sign)

Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

ENDOCARDIAL SOLUTIONS, INC.
2001 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 15, 2001 9:00 a.m.
Minneapolis Hilton Towers 1001 Marquette Avenue Minneapolis, MN
Endocardial Solutions, Inc.	proxy

This proxy is solicited on behalf of the Board of Directors.

    The undersigned hereby appoints James W. Bullock as proxy (with the power of substitution), to vote, as designated below, all shares of Common Stock of Endocardial Solutions, Inc. which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of Endocardial Solutions, Inc. to be held on Tuesday, May 15, 2001, at 9:00 a.m. local time, at the Minneapolis Hilton Towers, located at 1001 Marquette Avenue, Minneapolis, Minnesota, and any adjournment thereof, and hereby revoke all former proxies.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

See reverse for voting instructions.

QuickLinks

PROPOSAL ONE: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TWO: AMENDMENT OF THE 1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
SOLICITATION OF PROXIES
PROPOSALS FOR THE 2002 ANNUAL MEETING
GENERAL
ENDOCARDIAL SOLUTIONS, INC. Charter of the Audit Committee of the Board of Directors April 11, 2000
ENDOCARDIAL SOLUTIONS, INC. AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN (AS AMENDED MAY 15, 2001)